NORTHERN INSTITUTIONAL FUNDS

FORM N-SAR

File No. 811-03605

Semi-Annual Period Ended May 31, 2017

Exhibits

SUB-ITEM 77Q1: Exhibits

EX-Q1(a): Copies of any material amendments to the registrant’s charter or by-laws.

Amendment No. 26 to the Agreement and Declaration of Trust effective May 18, 2017 is hereby incorporated by reference to Exhibit (a)(27) in Registrant’s Post-Effective Amendment No. 88 filed with the Commission on June 26, 2017 (Accession No. 0001193125-17-213460).

EX-Q1(e): Copies of any new or amended Registrant investment advisory contracts.

Fee Reduction Commitment between Northern Institutional Funds (on behalf of the Government Assets Portfolio and the U.S. Government Portfolio) and Northern Trust Investments, Inc. dated April 1, 2017 is hereby incorporated by reference to Exhibit (d)(18) to Registrant’s Post-Effective Amendment No. 86 filed with the Commission on March 29, 2017 (Accession No. 0001193125-17-101484).

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